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                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                                    FORM 8-K


                             Current Report Pursuant
                          to Section 13 or 15(d) of the
                         Securities Exchange Act of 1934

        Date of Report (Date of earliest event reported) October 9, 2001

                             Brooks Automation, Inc.
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             (Exact Name Of Registrant As Specified In Its Charter)

                                    Delaware
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                 (State or Other Jurisdiction of Incorporation)

            0-25434                                      04-3040660
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    (Commission File Number)                (I.R.S. Employer Identification No.)

15 Elizabeth Drive, Chelmsford, Massachusetts                       01824
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   (Address of Principal Executive Offices)                       (Zip Code)

                                 (978) 262-2400
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              (Registrant's Telephone Number, Including Area Code)

                                       N/A
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          (Former Name or Former Address, if Changed Since Last Report)




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ITEM 2.  ACQUISITION OF ASSETS

         On October 9, 2001, Brooks Automation, Inc. acquired 90% of the capital stock of Tec-Sem A.G., a Swiss company ("Tec-Sem"), from its owners (the "Vendors") in exchange for $12.9 million in cash and 131, 750 shares of our Common Stock, with the purchase price subject to downward adjustment if the net book value of the assets on the closing date is less than it was on June 30, 2001. At the same time, we also obtained an option, and one of the Vendors was given a put, to acquire the remaining 10% of the stock of Tec-Sem from that Vendor in March 2002 for $1.1 million in cash and 23,250 shares of our Common Stock. Also as part of the transaction, we made stock grants to certain key non-owner employees of Tec-Sem. The transaction will be accounted for as a purchase of assets in exchange for a combination of cash and Brooks' Common Stock totaling approximately $20 million.

         The shares of our Common Stock issued or to be issued in connection with the transaction (the "Brooks Shares") were issued and will be issued pursuant to the exemptions from registration contained in Section 4(2) of the Securities Act of 1933, as amended (the "Securities Act") and Regulation S thereunder. However, in connection with the acquisition, we agreed to file a registration statement on Form S-3 within 90 days after the closing date covering the resale by the Vendors and the key employees of the Brooks Shares received in the transaction.

         Separate from securities restrictions, the Brooks Shares are subject to contractual restrictions on sale which lapse over a three year period after closing.

         Originally founded as Tec-Sem Blattner AG in 1988, Tec-Sem AG is a leading manufacturer of bare reticle stockers, tool buffers and batch transfer systems for the semiconductor industry. Tec-Sem's products, which are sold directly to semiconductor manufacturers, include its bare reticle stocker and its test wafer stocker. Tec-Sem pioneered both of these stocker technologies, which are characterized by an ultra-dense, highly cost-effective storage methodology in which substrates are stored "bare" rather than in carriers. Tec-Sem is currently the leading supplier of these systems worldwide. Tec-Sem's tool OEM solutions focus primarily on batch handling and the large tool buffer requirements of wet benches, furnaces and high-throughput process tools. In the last year alone, Tec-Sem's tool buffers and batch handling systems were installed in several dozen 300mm tools.

         The terms of the acquisition of Tec-Sem are more fully described in the Share Purchase Agreement dated October 9, 2001, among Brooks, its Luxembourg subsidiary, and the Vendors, filed as an exhibit to this Form 8-K.

         The terms of the transaction and the consideration received by the parties were a result of arm's length negotiations between our representatives and representatives of the Vendors. Prior to the completion of the transaction, we had no material relationship with Tec-Sem.


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ITEM 7.  EXHIBITS

         ITEM NO.       DESCRIPTION
         --------       -----------

         2.1 Share Purchase Agreement dated October 9, 2001 between Jakob Blattner, Alwo AG, Rodolfo Fererici, Walter Grobli the Registrant




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                                    SIGNATURE

         Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this Report to be signed on its behalf by the undersigned hereunto duly authorized.


Dated:  October 19, 2001                  BROOKS AUTOMATION, INC.

                                          By: /s/ Ellen B. Richstone
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                                          Ellen B. Richstone
                                          Senior Vice President of Finance and
                                          Administration and Chief Financial
                                          Officer